EXHIBIT 5
September 19, 2005
Archer-Daniels-Midland Company
4666 Faries Parkway
Decatur, Illinois 62526
Ladies and Gentlemen:
In connection with the proposed registration under the Securities Act of 1933, as amended (the “Securities Act”), by Archer-Daniels-Midland Company, a Delaware corporation (the “Company”), of $100,000,000 in aggregate principal of debt securities (the “Debt Securities”), proposed to be issued under an Indenture dated as of June 1, 1986 as amended and supplemented (the “Indenture”) between the Company and JPMorgan Chase Bank, as Trustee (the “Trustee”), we have examined such corporate records and other documents, including the Registration Statement of the Company on Form S-3 to which this opinion is an exhibit relating to the Debt Securities (the “Registration Statement”), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion:
     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.
     2. When Debt Securities of a particular series have been duly authorized by the Board of Directors of the Company, or a duly authorized committee thereof, or a duly authorized officer of the Company, and duly executed by proper officers of the Company and duly authenticated by or on behalf of the Trustee, when the Registration Statement has become effective under the Securities Act, and when the Debt Securities of such series have been issued, delivered and paid for as contemplated in the Registration Statement, including a prospectus supplement relating to the Debt Securities of such series, the Debt Securities of such series will be legally issued, valid and binding obligations of the Company entitled to the benefits of the Indenture.
     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in any prospectus supplement to the prospectus constituting a part of the Registration Statement and to the references to our firm wherever appearing therein.

Very truly yours, FAEGRE & BENSON LLP
By /s/ W. Morgan Burns
W. Morgan Burns